EXHIBIT 23 - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 1997 included in Item 7 of this Current Report Amendment No. 1 on Form 8-K/A dated January 22, 1997 with respect to the consolidated financial statements of Eljer Industries, Inc. in the Registration Statement on Form S-8 No. 33-19103 pertaining to the Zurn Industries, Inc. 1986 Stock Option Plan, the Registration Statement on
Form S-8 No. 33-30383 pertaining to the Zurn Industries, Inc. 1989 Directors Stock Option Plan, the Registration Statement on Form S-8 No. 33-49224 pertaining to the Zurn Industries, Inc. 1991 Stock Option Plan, the Registration Statement on Form S-8 No. 033-65219 pertaining to the Zurn Industries, Inc. 1995 Directors Stock Option Plan, the Registration
Statement on Form S-8 No. 333-00823 pertaining to the Zurn Retirement Savings Plan, and the registration Statement on Form S-8 No. 333-00813 pertaining to the Zurn/NEPCO Retirement Savings Plan. It should be noted that we have not audited any financial statements of Eljer Industries, Inc. subsequent to December 29, 1996 or performed any audit procedures subsequent to the date of our report.

                            /s/ Arthur Andersen LLP


Dallas, Texas
April 7, 1997


























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